UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

This Current Report on Form 8-K revises portions of the Annual Report on Form 10-K for the year ended December 31, 2006 of Nucor Corporation (the “2006 Form 10-K”) to reflect the retrospective application of Financial Accounting Standards Board (“FASB”) Staff Position AUG AIR-1, “Accounting for Planned Major Maintenance Activities,” which Nucor adopted on January 1, 2007. This position statement eliminates Nucor’s previous policy to accrue in advance for planned major maintenance activities. In accordance with this position statement, Nucor now uses the deferral method of accounting for planned major maintenance activities.

The exhibits included under Item 9.01 of this Current Report on Form 8-K revise the following sections of the 2006 Form 10-K in order to reflect the deferral method of accounting for planned major maintenance activities:

•	Part II, Item 6, Selected Financial Data

•	Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Part II, Item 8, Financial Statements and Supplementary Data

The information provided herein should be read in conjunction with the portions of the 2006 Form 10-K that are not subject to the foregoing changes, as well as Nucor’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2007, June 30, 2007 and September 29, 2007 and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
23	Consent of Independent Registered Public Accounting Firm

99.1	Selected Financial Data – Five-Year Review

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Consolidated Financial Statements as of December 31, 2006 and 2005, and for Each of the Three Years in the Period Ended December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

By:	/s/ Terry S. Lisenby
Terry S. Lisenby
Chief Financial Officer, Treasurer and Executive Vice President

Dated: November 9, 2007